UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
April 23, 2008

South Jersey Gas Company
(Exact name of registrant as specified in its charter)

New Jersey	0-222111	21-0398330
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Route 54, Folsom, NJ 08037
(Address of principal executive offices, including zip code)

 (609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 23, 2008, South Jersey Gas Company issued a press release announcing that it had amended its bylaws (Article II, Section 1) to increase the size of its board of directors from 5 to 6 at its April 18, 2008 board meeting.  The members of SJG’s board then elected Thomas A. Bracken to SJG’s board.  A copy of the press release, attached as Exhibit 99, and amended SJG bylaws, attached as Exhibit 99.2, are hereby incorporated by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2008, South Jersey Gas Company issued a press release announcing that it had amended its bylaws (Article II, Section 1) to increase the size of its board of directors from 5 to 6 at its April 18, 2008 board meeting.  The members of SJG’s board then elected Thomas A. Bracken to SJG’s board.  A copy of the press release, attached as Exhibit 99, and amended SJG bylaws, attached as Exhibit 99.2, are hereby incorporated by reference.

Exhibit Index

(99) (99.2)	Press release, dated: April 23, 2008, issued by South Jersey Gas Company. South Jersey Gas Company Bylaws as amended April 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2008	SOUTH JERSEY GAS COMPANY
By: /s/ David A. Kindlick
David A. Kindlick
Senior Vice President &
Chief Financial Officer